Wyoming Secretary of State
2020 Carey Avenue, Suite 700
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

For Office Use Only

Profit Corporation
Articles of Amendment

1. Corporation name:

MinMax Spaces

2. Article number(s) V. is amended as follows:

The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares: 20,000,000 Common Par Value: $0.0010
Number of Preferred Shares: 0 Preferred Par Value: $0.0000

Effective as of the date of these Articles of Amendment, the Company shall effectuate a one to ten stock split, so that each one share of issued and outstanding share of common stock shall be exchanged for ten shares of common stock.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on 11/19/2018 .
(Date – mm/dd/yyyy)

5. Approval of the amendment: *(Please check **only one** appropriate field to indicate the party approving the amendment.)*

☐ **Shares were *not* issued** and the board of directors or incorporators have adopted the amendment.

OR

☐ **Shares were issued** and the board of directors have adopted the amendment *without shareholder approval*, in compliance with W.S. 17-16-1005.

OR

☑ **Shares were issued** and the board of directors have adopted the amendment *with shareholder approval*, in compliance with W.S. 17-16-1003.

Signature: Mike Reppe [signature]

(May be executed by Chairman of Board, President or another of its officers.)

Date: 11/20/2018 *(mm/dd/yyyy)*

Print Name: Mike Reppe

Title: Chief Executive Officer

Contact Person: Marty Tate

Daytime Phone Number: 801-792-5002

Email: mtate@clilaw.com

(Email provided will receive annual report reminders and filing evidence.)
**May list multiple email addresses*

Checklist

- ☐ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ☐ Please submit one **originally signed** document.
- ☐ **Typical processing time is 3-5 business days** following the date of receipt in our office.
- ☐ Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.